UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2007
SCHERING–PLOUGH CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New Jersey	1-6571	22-1918501
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)
2000 Galloping Hill Road
Kenilworth, NJ 07033
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (908) 298-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On March 12, 2007, Schering-Plough Corporation announced that its Board of Directors had approved the acquisition of Organon BioSciences N.V., the human and animal health care business of Akzo Nobel N.V., for approximately €11 billion in cash ($14.4 billion based upon the closing exchange rate on March 9, 2007).
Schering-Plough submitted a final and binding offer to Akzo Nobel. The parties have committed to execute a fully negotiated share purchase agreement upon completion of customary consultation procedures in the Netherlands, including with social partners.
The transaction is subject to certain closing conditions, including regulatory approvals, and is expected to close by the end of 2007.
Schering-Plough expects the transaction to be accretive to Schering-Plough’s earnings per share by about 10 cents in the first full year, excluding purchase-accounting adjustments and acquisition-related costs. Over the next three years, Schering-Plough expects to realize at least $500 million of synergies, spread evenly over these three years. Schering-Plough currently anticipates incremental cash outlays for acquisition related costs of $600-900 million.
Schering-Plough has a committed bridge financing facility for the entire purchase price which it intends to draw for closing. Schering-Plough contemplates using a mix of its cash and the proceeds from the issuance of debt and equity after closing to replace the bridge facility.
Schering-Plough issued a related press release on March 12, 2007, which is hereto attached as Exhibit 99.1.
DISCLOSURE NOTICE: The information in this report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and are based on current expectations or forecasts of future events. You can identify these forward-looking statements by their use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “potential,” “will,” and other similar words and terms. In particular, forward-looking statements include statements relating to future actions, expected synergies, ability to access the capital markets, prospective products or product approvals, timing and conditions of regulatory approvals, patent and other intellectual property protection, future performance or results of current and anticipated products, sales efforts, research and development programs, growth strategy and financial results.
Actual results may vary materially from the company’s forward-looking statements and there are no guarantees about the performance of Schering-Plough stock or Schering-Plough’s business. Schering-Plough does not assume the obligation to update any forward-looking statement. A number of risks and uncertainties could cause results to differ from forward-looking statements, including obtaining regulatory approvals and satisfaction of other customary closing conditions, inaccurate assumptions, market forces, economic factors such as interest rate and exchange rate fluctuations, the outcome of contingencies such as litigation and investigations, product availability, patent and other intellectual property protection, current and future branded, generic or over-the-counter competition, the regulatory process, and any developments following regulatory approval, among other uncertainties. For further details of these and other risks and uncertainties that may impact forward-looking statements, see Schering-Plough’s Securities and Exchange Commission filings, including Part I, Item 1A, “Risk Factors” in the company’s 2006 10-K.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated March 12, 2007 entitled “Schering-Plough to Acquire Organon Biosciences.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Schering-Plough Corporation

By:	/s/ Susan Ellen Wolf

Susan Ellen Wolf
Corporate Secretary
Vice-President – Corporate Governance and
Associate General Counsel
Date:  March 16, 2007

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 12, 2007 entitled “Schering-Plough to Acquire Organon Biosciences.”